Exhibit 4.7

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE
COMPANY’S PROSPECTUS DATED JUNE [__], 2011 (THE “PROSPECTUS”) AND ARE INCORPORATED
HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST
FROM EAGLE ROCK PROXY ADVISORS, LLC, THE INFORMATION AGENT.
BlueLinx Holdings Inc.
Incorporated under the laws of the State of Delaware
TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of
BlueLinx Holdings Inc.
CUSIP [_____]
Subscription Price: $[____] per Share
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M.,
NEW YORK CITY TIME, ON [•], 2011, UNLESS EXTENDED BY THE COMPANY
REGISTERED
          OWNER:
THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase [______] of a share (rounded down to the nearest whole share) of Common Stock, with a par value of $0.01 per share, of BlueLinx Holdings Inc., a Delaware corporation, at a subscription price of $[____] per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Remaining Shares”), any Rights holder (other than Cerberus ABP Investor LLC) that exercises its Basic Subscription Right in full may subscribe for a number of Remaining Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the instructions set forth in Form 1 hereto, the Prospectus, and the Instructions for Use of BlueLinx Holdings Inc. Subscription Rights Certificates.
Transferable on the books of BlueLinx Holdings, Inc. by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.
Witness the facsimile corporate seal and the facsimile signatures of the duly authorized officers of BlueLinx Holdings Inc..

Dated:

President and Chief Executive Officer	Secretary

COUNTERSIGNED AND REGISTERED:
Registrar and Transfer Company

By:

Authorized Signature

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

By mail:	By hand or overnight courier:

Registrar and Transfer Company	Registrar and Transfer Company
Attn: Reorg/Exchange Dept	Attn: Reorg/Exchange Dept
P.O. Box 645	10 Commerce Drive
Cranford, New Jersey 07016-0645	Cranford, New Jersey 07016
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.
FORM 1—EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

(a)	BASIC SUBSCRIPTION RIGHT:

	I exercise		rights X		=

		(no. of rights)		(ratio)		(total number of new shares rounded down to nearest whole share)

Therefore, I apply for		X		= $

	(no. of new whole shares)		(subscription price)		(amount enclosed)

(b)	OVER-SUBSCRIPTION PRIVILEGE:

	I apply for		X		= $

		(no. of new whole shares)		(subscription price)		(additional amount enclosed)

(c)	TOTAL AMOUNT ENCLOSED:	$

(sum of basic plus over-subscription amounts)
METHOD OF PAYMENT (CHECK ONE):
☐	Uncertified check drawn on a U.S. bank payable to “Registrar and Transfer Company,” as Subscription Agent.

☐	Wire transfer of immediately available funds directly to the account maintained by Registrar and Transfer Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [___].
FORM 2—TRANSFER TO DESIGNATED TRANSFEREE
To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received	of the subscription rights represented by this Subscription Rights Certificate are assigned to:

Print Name of Assignee

Address of Assignee

Social Security # or Tax ID # of Assignee

Signature(s) of Assignor

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
FORM 3—DELIVERY TO DIFFERENT ADDRESS
If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4—SIGNATURE
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
FORM 5—SIGNATURE GUARANTEE
This form must be completed if you have completed any portion of Forms 2 or 3.

Signature
Guaranteed:

(Name of Bank or Firm)

By:

(Signature of Officer)
IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.
FOR INSTRUCTIONS ON THE USE OF BLUELINX HOLDINGS INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT EAGLE ROCK PROXY ADVISORS, LLC, THE INFORMATION AGENT, AT (855) 612-6975 TOLL-FREE OR, IF YOU ARE A BANK OR BROKER, (908) 497-2340.